Exhibit 10.3

AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on May 7, 2008, by and among BANK OF AMERICA, N.A., a national banking association (“BA”), in its capacity as collateral and administrative agent for the Lenders under the Loan Agreement (as hereinafter defined) (BA, in such capacity, the “Agent”), BA, as Lender under the Loan Agreement (BA, together with the various financial institutions listed on the signature pages hereof, in such capacity, the “Lenders”), the Lenders, INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (“Parent”), each of the Subsidiaries of Parent listed on Annex I attached hereto (Parent and such  Subsidiaries of Parent being herein referred to collectively as the “Borrowers”), and the Subsidiaries of Parent listed on Annex II attached hereto (such Subsidiaries being referred to herein as the “Guarantors”, and Borrowers and Guarantors being referred to herein as the “Credit Parties”).

RECITALS

A.            Agent, Lenders and Credit Parties have entered into that certain Loan and Security Agreement, dated as of May 12, 2006 (the Loan and Security Agreement, as amended from time to time, being referred to herein as the “Loan Agreement”).

B.            Credit Parties, Agent and Lenders desire to amend the Loan Agreement as hereinafter set forth, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I
Definitions

1.01        Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

ARTICLE II
Amendments

Effective as of the respective date hereinafter specified, the Loan Agreement is hereby amended as follows:

2.01        Amendment of Section 1.  Effective as of the date hereof, the introductory paragraph of Section 1 of the Loan Agreement is amended to replace the amount “$80,000,000” with the amount “$60,000,000”.

2.02        Amendment of Section 2.2.  Effective as of the date hereof, Section 2.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.2.3  Letter of Credit Fee.  The Borrowers jointly and severally agree to pay (i) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) (a) for the period from the Amendment Closing Date through September 30, 2008, equal to three percent (3.00%) per annum and (b) at any thereafter, equal to the Applicable Margin for Revolver Loans that are LIBOR Loans, and (ii) to Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-quarter of one percent (0.25%) per annum of the undrawn face amount of each Letter of Credit, and (iii) to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a “fronting fee” payable to the Letter of Credit Issuer.  The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date.  The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.”

2.03        Amendment of Section 5.1.  Effective as of the date hereof, Section 5.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“5.1        Original Term of Commitments.  Subject to each Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 5.2 hereof, the Commitments shall be in effect through the close of business on May 12, 2010 (the “Original Term”).”

2.04        Amendment of Section 5.2.3.  Effective as of the date hereof, Section 5.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                “5.2.3      Termination Charges.  On the effective date of termination of the Commitments pursuant to Section 5.2.2, Borrowers shall be jointly and severally obligated to pay to Agent, for the Pro Rata benefit of Lenders (in addition to the then outstanding principal, accrued interest, fees and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (a) 0.50% of the aggregate Commitments if such termination occurs on or before May 11, 2009, (b) 0.25% of the aggregate Commitments if such termination occurs on or after May 12, 2009 and before May 12, 2010 and (c) $0 at any time thereafter.”

2.05        Amendment of Section 9.2.7.  Effective as of the date hereof, Section 9.2.7 of the Loan Agreement is amended and restated in its entirety to read as follows:

“9.2.7      Distributions.  Declare or make any Distributions, except for (i) Upstream Payments, (ii) repurchases of common stock of Parent from employees solely to satisfy their tax obligations arising from their acquisition of such common stock in an aggregate amount not to exceed $1,500,000 in any fiscal year of Credit Parties; provided, that no such repurchases of common stock of Parent shall be permitted unless Borrower has Availability of at least $10,000,000 at the time of such repurchase after giving effect to such repurchase and (iii) other repurchases of common stock of Parent; provided, that (a) Borrowers shall have entered into the Tontine Subordinated Debt Documentation, incurred the Tontine Subordinated Debt and prepaid the Tranche B Loan with the proceeds thereof and Unrestricted Cash On Hand prior to any such repurchase, (b) the aggregate amount paid in connection with all such repurchases during any period of two fiscal years of Credit Parties shall not exceed $27,500,000, (c) there shall not be any Revolver Loans outstanding at the time of any such repurchase, (d) Borrower shall have Unrestricted Cash On Hand of at least $40,000,000 after giving effect to any such repurchase, (e) no such repurchase shall be of common stock of the Tontine Lenders or any of their Affiliates or of common stock of any officer, director, consultant, manager, agent or employee of any Credit Party or any Affiliate of any Credit Party but only if such repurchase is pursuant to a privately negotiated transaction between such Person and Parent (as distinguished from an open market repurchase by Parent, for example).”

2.06        Amendment to Section 9.3.  Effective as of the date hereof, Section 9.3.7 of the Loan Agreement is amended and restated to read in its entirety as follows:

“9.3.7.  Fixed Charge Coverage Ratio.  At any time the aggregate amount of Unrestricted Cash On Hand of the Credit Parties plus Availability is less than $50,000,000, maintain a Fixed Charge Coverage Ratio, on a Consolidated basis, of not less than 1.25:1.00 as of the end of the immediately preceding month for which financial statements were required to be delivered pursuant to Section 9.1, calculated on a trailing twelve calendar month basis, and as of the end of each month thereafter, calculated on a trailing twelve calendar month basis, until such time as the aggregate amount of Unrestricted Cash On Hand of the Credit Parties plus Availability has been at least $50,000,000 for a period of 60 consecutive days.”

2.07        Amendment to Section 9.3.  Effective as of the date hereof, Section 9.3.8 of the Loan Agreement is amended and restated to read in its entirety as follows:

“9.3.8  Leverage Ratio – At any time the aggregate amount of Unrestricted Cash On Hand of the Credit Parties plus Availability is less than $50,000,000, maintain a Leverage Ratio, on a Consolidated basis, of not more than 3.50 to 1.00 as of the end of the immediately preceding month for which financial statements were required to be delivered pursuant to Section 9.1 hereof, calculated on a trailing twelve calendar month basis, and as of the end of each month thereafter, calculated on a trailing twelve calendar month basis, until such time as the aggregate amount of Unrestricted Cash On Hand of the Credit Parties plus Availability has been $50,000,000 for a period of 60 consecutive days.

2.08        Amendment to Section 9.4.  Effective as of the date hereof, the text of Section 9.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.

2.09        Amendment to Appendix A.  Effective as of the date hereof, the definition of “Accounts Formula Amount” in Appendix A to the Loan Agreement is hereby amended to replace “85%” with “80%”.

2.10        Amendment to Appendix A.  Effective as of the date hereof, the definition of “Applicable Margin” in Appendix A to the Loan Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin – (i) for the period from the Amendment Closing Date through September 30, 2008, a percentage equal to (a) 1.00% with respect to Revolver Loans that are Base Rate Loans, (b) 3.00% with respect to Revolver Loans that are LIBOR Loans, and (c) 3.00% with respect to fees payable to Lenders pursuant to Section 2.2.3 and (ii) at any time thereafter, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time determined as set forth below based upon the applicable Total Liquidity then in effect pursuant to the appropriate column in the table below:

Total Liquidity	Applicable LIBOR Margin	Applicable Base Rate Margin
Greater than or equal to $60,000,000	2.75%	.75%
Greater than $40,000,000 and less than $60,000,000	3.00%	1.00%
Less than or equal to $40,000,000	3.25%	1.25%

The Applicable Margin shall be adjusted (up or down) prospectively on a quarterly basis three days after delivery to the Agent of Borrower’s quarterly (i.e. for the last month of the applicable quarter) or annual (as applicable) Compliance Certificate pursuant to Section 9.1.3 hereof (commencing with the Compliance Certificate for the period ending September 30, 2008).  If the Credit Parties shall fail to deliver any quarterly or annual Compliance Certificate by the date required pursuant to Section 9.1.3, then, at the Agent’s election, effective as of the first day of the month following the end of the fiscal month for which such Compliance Certificate was to have been delivered, and continuing through the first day of the month following the date (if ever) when such Compliance Certificate is finally delivered, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Agent determines that (a) the Total Liquidity as calculated by the Borrowers as of any applicable date was inaccurate and (b) a proper calculation of the Total Liquidity would have resulted in different pricing for any period, then (i) if the proper calculation of the Total Liquidity would have resulted in higher pricing for such period, the Borrowers shall automatically and retroactively be obligated to pay to the Agent, promptly on demand by the Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Total Liquidity would have resulted in lower pricing for such period, Agent shall provide the Borrowers a credit with respect to any interest or fees paid in excess of the amounts thereof that should have been paid for such period (such credit to be allocated ratably among all Lenders); provided that if, as a result of any restatement or other event a proper calculation of the Total Liquidity would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses form one period to another period or any similar reason), then (x) the amount payable by the Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods or (y) the amount to be credited by the Lenders pursuant to clause (ii) above shall be based upon the excess, if any, of the amount of interest and fees paid for all applicable periods over the amount of interest and fees that should have been paid for all such periods.”

2.11        Amendment to Appendix A.  Effective as of the date hereof, clause (vii) of the definition of “Availability Reserve” in Appendix A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(vii) a general reserve of $8,000,000, until such time as Agent removes or reduces such reserve; provided that such general reserve will be reduced to $5,000,000 if no Default or Event of Default has occurred and is continuing upon the date Agent receives the audited September 30, 2008 financial statements delivered pursuant to Section 9.1 hereof;”

2.12        Amendment to Appendix A.  Effective as of the date hereof, the definition of “Commitments” in Appendix A to the Loan Agreement is hereby amended to replace the amount “$80,000,000” with the amount “$60,000,000”.

2.13        Amendment to Appendix A.  Effective as of the date hereof, the definition of “Letter of Credit Subfacility” in Appendix A to the Loan Agreement is amended and restated in its entirety to read as follows:

“Letter of Credit Subfacility - $60,000,000.”

2.14        Amendment to Appendix A.  Effective as of the date hereof, the following new definitions are inserted into Appendix A to the Loan Agreement in appropriate alphabetical order, each to read in its entirety as follows:

“Amendment Closing Date – May 7, 2008.”

“Average Daily Availability – for any given period, the quotient of (a) the sum of daily Availability for each day during such period divided by (b) the number of days during such period.”

“Total Liquidity – for any given period, the sum of (i) Average Daily Availability for such period plus (ii) average daily Unrestricted Cash On Hand for such period.”

“Unrestricted Cash On Hand” - at any date of determination, and without duplication, the sum of the following for all Credit Parties: (i) Institutional Balances and (ii) Cash Equivalents (other than Eligible Cash Collateral), in each case as to which no Lien shall exist, other than a Lien in favor of the Lenders. “Institutional Balances”, as used in the preceding definition, shall mean the amount of all cash of the Credit Parties as reflected on the books of the deposit institutions where any Credit Party maintains an account balance.

2.15        Amendment to Title Page.  Effective as of the date hereof, the title page to the Loan Agreement is hereby amended and restated in its entirety in the form of Exhibit A attached hereto.

ARTICLE III
No Waiver

3.01        No Further Waiver.  Except as specifically provided in this Amendment, nothing in this Amendment shall directly or indirectly whatsoever either:  (i) be construed as a waiver of any covenant or provision of the Loan Agreement, any other Loan Document or any other contract or instrument or (ii) impair, prejudice or otherwise adversely affect any right of Agent or Lender at any time to exercise any right, privilege or remedy in connection with the Loan Agreement, any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Credit Parties or any right, privilege or remedy of Agent or Lenders under the Loan Agreement, any other Loan Document or any other contract or instrument or constitute any consent by Agent or Lenders to any prior, existing or future violations of the Loan Agreement or any other Loan Document.  Credit Parties hereby agree and acknowledge that hereafter Credit Parties are expected to strictly comply with their duties, obligations and agreements under the Loan Agreement and the other Loan Documents.

ARTICLE IV
Conditions Precedent

4.01        Conditions to Effectiveness.  The effectiveness of this Amendment (including the agreements and waiver contained herein) is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent:

(a)           Agent shall have received this Amendment, duly executed by each of the Credit Parties.

(b)           The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date hereof, as if made on the date hereof, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date.

(c)           After giving effect to the provisions of this Amendment, no Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

(d)           All organizational proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel.

(e)           Agent shall have received, for the pro rata application among the Lenders, an amendment fee of $75,000.

ARTICLE V
Ratifications, Representations and Warranties

5.01        Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Each Credit Party and Lenders and Agent agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02        Representations and Warranties.  Each Credit Party hereby represents and warrants to Lenders and Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite organizational action on the part of such Credit Party and will not violate the organizational or governing documents of such Credit Party; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent; (d) each Credit Party is in material compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; and (e) no Credit Party has amended its organizational or governing documents since the date of execution of the Loan Agreement other than as has been previously disclosed and delivered to the Agent.

ARTICLE VI
Miscellaneous Provisions

6.01        Survival of Representations and Warranties.  All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or Agent or any closing shall affect the representations and warranties or the right of Lender or Agent to rely upon them.

6.02        Reference to Loan Agreement.  Each of the Loan Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby, and any reference in the Loan Agreement and such other Loan Documents to any other Loan Document amended by the provisions of this Amendment shall mean a reference to such other Loan Documents, as amended hereby.

6.03        Expenses of Lender.  As provided in the Loan Agreement, each Credit Party agrees to pay on demand all costs and out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and out-of-pocket expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Agent’s legal counsel and consultants retained by Agent or retained by Agent’s legal counsel.

6.04        Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05        Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Lenders and Agent and each Credit Party and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender and Agent.

6.06        Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07        Effect of Waiver.  No consent or waiver, express or implied, by Lenders or Agent to or for any breach of or deviation from any covenant or condition by any Credit Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08        Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09        Applicable Law.  THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

6.10        Final Agreement.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH CREDIT PARTY AND LENDERS AND AGENT.

6.11        Release.  EACH CREDIT PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR AGENT.  EACH CREDIT PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS AND AGENT AND ITS RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES (INCLUDING ALL STRICT LIABILITIES) WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDERS OR AGENT OR ITS RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS,” INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

IN WITNESS WHEREOF, this Amendment has been executed on the date first written above, to be effective as the respective date set forth above.

AGENT:

BANK OF AMERICA, N.A., as Agent

By:	/s/ H Michael Wills
Name:	H Michael Wills
Title:	Senior Vice President

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ H Michael Wills
Name:	H Michael Wills
Title:	Senior Vice President

WELLS FARGO FOOTHILL, LLC

By:	/s/ David P Hill
Name:	David Hill
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Chris Handler
Name:	Chris Handler
Title:	Assistant Vice President

CREDIT PARTIES:

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President

BRYANT ELECTRIC COMPANY, INC.
IES INDUSTRIAL, INC.
IES RESIDENTIAL, INC.
IES COMMERCIAL, INC.
IES HOUSTON RESOURCES, INC.
IES PROPERTIES, INC.
IES TANGIBLE PROPERTIES, INC.
IES PURCHASING & MATERIALS, INC.
IES CONSOLIDATION, LLC
IES SHARED SERVICES, INC.
IES OPERATIONS GROUP, INC.
IES RESIDENTIAL GROUP, INC.
ICS HOLDINGS LLC
INTEGRATED ELECTRICAL FINANCE, INC.
KEY ELECTRICAL SUPPLY, INC.
MARK HENDERSON, INCORPORATED
MID-STATES ELECTRIC COMPANY, INC.
MILLS ELECTRICAL CONTRACTORS, INC.
MILLS MANAGEMENT LLC
NEAL ELECTRIC MANAGEMENT LLC
PAN AMERICAN ELECTRIC, INC,
PAN AMERICAN ELECTRIC COMPANY, INC.
RAINES ELECTRIC CO., INC.
RAINES MANAGEMENT LLC
THOMAS POPP & COMPANY

/s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES MANAGEMENT ROO, LP

By: Neal Electric Management LLC
General Partner of IES Management ROO, LP

By:	/s/ Curt L. Warnock
Name:	Curt L. Warnock
Title:	Vice President

IES MANAGEMENT LP

By: IES Residential Group, Inc.
General Partner of IES Management LP

By:	/s/ Curt L. Warnock
Name:	Curt L. Warnock
Title:	Vice President

MILLS ELECTRIC, LP

By: Mills Management LLC
General Partner of Mills Electric, LP

By:	/s/ Curt L. Warnock
Name:	Curt L. Warnock
Title:	Vice President

RAINES ELECTRIC LP

By: Raines Management LLC
General Partner of Raines Electric LP

By:	/s/ Curt L. Warnock
Name:	Curt L. Warnock
Title:	Vice President

MILLS ELECTRICAL HOLDINGS, LLC.
MILLS ELECTRIC HOLDINGS II, LLC.
RAINES HOLDINGS, LLC.
RAINES HOLDINGS II, LLC.

/s/ Curt L. Warnock
Curt L. Warnock
President

IES REINSURANCE, LTD.

/s/ Curt L. Warnock
Curt L. Warnock
President

Annex I

Borrowers

Bryant Electric Company, Inc.	North Carolina
IES Commercial, Inc.	Delaware
IES Consolidation LLC	Delaware
IES Houston Resources, Inc.	Delaware
IES Industrial, Inc.	South Carolina
IES Management, LP	Texas
IES Management ROO, LP	Texas
IES Properties Inc.	Delaware
IES Purchasing & Materials, Inc.	Delaware
IES Residential, Inc.	Delaware
IES Shared Services, Inc.	Delaware
IES Tangible Properties, Inc.	Delaware
Integrated Electrical Finance, Inc.	Delaware
Integrated Electrical Services, Inc.	Delaware
Key Electrical Supply, Inc.	Texas
Mark Henderson, Incorporated	Delaware
Mid-States Electric Company, Inc.	Delaware
Mills Electric LP	Texas
Mills Electrical Contractors, Inc.	Delaware
Pan American Electric, Inc.	Tennessee
Raines Electric LP	Texas
Thomas Popp & Company	Ohio

Annex II

Guarantors

ICS Holdings LLC	Arizona
IES Operations Group, Inc.	Delaware
IES Reinsurance Ltd.	Bermuda
IES Residential Group, Inc.	Delaware
Mills Electric Holdings II LLC	Delaware
Mills Electrical Holdings LLC	Arizona
Mills Management LLC	Arizona
Neal Electric Management LLC	Arizona
Pan American Electric Company, Inc.	New Mexico
Raines Electric Co., Inc.	Delaware
Raines Holdings II LLC	Delaware
Raines Holdings LLC	Arizona
Raines Management LLC	Arizona

Exhibit A

INTEGRATED ELECTRICAL SERVICES, INC., AND THE

SUBSIDIARIES OF INTEGRATED ELECTRICAL SERVICES, INC.
SIGNATORY HERETO AS BORROWERS,

as Borrowers

THE SUBSIDIARIES OF INTEGRATED ELECTRICAL SERVICES, INC.
SIGNATORY HERETO AS GUARANTORS,
as Guarantors

LOAN AND  SECURITY  AGREEMENT

Dated:  May 12, 2006

$60,000,000.00

THE FINANCIAL INSTITUTIONS

PARTY HERETO FROM TIME TO TIME, as Lenders

and

BANK OF AMERICA, N.A., as Agent